UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 20, 2010

GOLDSPRING INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada (State or Other Jurisdiction of Incorporation)	000-32429 (Commission File Number)	65-0955118 (I.R.S. Employer Identification Number)

1200 American Flat Road, Virginia City, Nevada 89440
(Address of Principal Executive Offices, including Zip Code)

Registrant’s Telephone Number, including Area Code:  775-847-5272

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On July 20, 2010, GoldSpring, Inc. (the “Company”) announced that it purchased seven patented mining claims totaling 48 acres, surface rights to two additional patented mining claims totaling 15 acres, 12 unpatented lode claims, and 15 acre-feet of water rights, all located in Storey County, Nevada. The purchase price was $1,025,000, with an initial payment of $300,000.  The Company financed the remaining $725,000 with an installment note bearing 6% interest, requiring 60 monthly payments of $6,178 and a final payment of then-unpaid principal and interest. The former owners of the parcel will retain a 1.5% Net Smelter Royalty on all future mineral production from these claims.

A copy of a press release announcing the purchase is attached as Exhibit 99.1 to this Form 8-K.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information disclosed in Item 1.01 of this Form 8-K is incorporated into this Item 2.01.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information disclosed in Item 1.01 of this Form 8-K is incorporated into this Item 2.03.

Item 9.01  Financial Statements and Exhibits.

(d)           Exhibits.

99.1            Press release date July 20, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GOLDSPRING, INC.

Date: July 20, 2010	By:	/s/ Corrado De Gasperis
Corrado De Gasperis

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release dated July 20, 2010.